UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 30, 2024
TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.
(Exact name of Registrant as specified in its charter)

Colorado		333-212006	84-0464189
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1100 W. 116th Avenue
Westminster	,	Colorado	80234
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 452-6111
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01 Regulation FD Disclosure.

In September 2021, we filed with the Federal Energy Regulatory Commission (“FERC”) a modified contract termination payment methodology tariff as Rate Schedule No. 281 that provides a process should a utility member of us elect to withdraw from membership in us and terminate its wholesale electric service contract with us. The tariff process includes requirements for a two-year notice and the payment of a contract termination payment to us. In October 2021, FERC accepted the modified contract termination payment methodology, to be effective November 1, 2021, subject to refund. FERC set the matter for hearing and instituted a concurrent Federal Power Act section 206 proceeding to determine the justness and reasonableness of the modified methodology.

In December 2023, FERC issued an order adopting a modified balance sheet approach for the contract termination payment methodology, which varies for utility members located in the Western or Eastern Interconnection. We have filed multiple revised Rate Schedule 281 with FERC as directed by FERC's compliance filing orders. In December 2024, FERC issued an order accepting our latest revisions of Rate Schedule 281, subject to further compliance filing. FERC's December 2024 order on our compliance filings further addressed the calculation of the contract termination payment for utility members served in the Eastern Interconnection and referred to a provision in our wholesale power contract between us and Basin Electric Power Cooperative (“Basin”) to inform our calculation of such amount. Accordingly, the withdrawing Eastern Interconnection utility member's contract termination payment is informed by a calculation based upon a pro rata share of Basin's outstanding indebtedness, as well as other obligations and commitments of Basin. Our compliance filing based upon FERC’s December 2024 order is required to be filed with FERC in February 2025.

Utility member Northwest Rural Public Power District (“NRPPD”), which is electrically served in the Eastern Interconnection, previously provided us a non-conditional two-year notice to withdraw from membership in us in April 2022, with a May 1, 2024 withdrawal effective date. NRPPD did not comply with the Rate Schedule 281 on-file with FERC and made no contract termination payment to us related to its April 2022 notice. Therefore, NRPPD’s April 2022 notice of intent to withdraw was deemed null and void and NRPPD remains a utility member of us. In FERC's December 2024 order on our compliance filings, FERC confirmed NRPPD remained a utility member of us.

On December 30, 2024, NRPPD provided us another non-conditional two-year notice of intent to withdraw from membership in us, with a January 1, 2027 withdrawal effective date. We have not yet determined NRPPD’s contract termination payment amount and cannot predict if NRPPD will withdraw from us and terminate its wholesale electric service contract early.

On January 2, 2025, we issued a press statement related to NRPPD’s second notice of intent to withdraw from us. A copy of the press statement is attached to this report as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any of our filings with the Securities and Exchange Commission or any other document except as shall be expressly set forth by specific reference in such filing or document.

Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, the scope and the amount of NRPPD’s contract termination payment and whether NRPPD will withdraw. These statements are based on various assumptions, whether or not identified in this Current Report or the exhibit hereto, and on the current expectations of management and are not predictions of actual events.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - Our Press Statement issued on January 2, 2025

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: January 03, 2025	By:	/s/ Todd E. Telesz
Todd E. Telesz
Senior Vice President/Chief Financial Officer